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                                                                  EXHIBIT 14(f)

                                                      [AIM LOGO APPEARS HERE]
ROTH IRA APPLICATION
TO OPEN YOUR AIM ROTH IRA ACCOUNT.


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Complete Sections 1-9.
Return completed application and check to: A I M Fund Services, Inc., P.O. Box 4739, Houston, TX 77210-4739. Phone: 800-959-4246.
Minors cannot open an AIM Roth IRA account.

1    INVESTOR INFORMATION  (Please print or type.)

     Name ________________________________________________________________________________________________________________________
                                   First                    Middle                        Last

     Address _____________________________________________________________________________________________________________________
                                                            Street

     _____________________________________________________________________________________________________________________________
                         City                                                        State                    ZIP Code


     Social Security Number _____________________________________________________________________ Birth Date _____  /_____  /_____
                                             (Required to Open Account)                                     Month    Day     Year

     Home Telephone (_____)_______________________________________Work Telephone (_____)__________________________________________

2    DEALER INFORMATION (To be completed by securities dealer.)

     Name of Broker/Dealer Firm   _________________________________________________________________________________________________


     Home Office Address  _________________________________________________________________________________________________________


     Representative Name and Number   _____________________________________________________________________________________________


     Authorized Signature of Dealer   _____________________________________________________________________________________________

     Branch Address  ______________________________________________________________________________________________________________


     Branch Telephone _____________________________________________________________________________________________________________


     /  /  Authorized for NAV purchase. (If authorized for NAV purchase, other than the Broker, please attach NAV Certification
           Form.)

3    CONTRIBUTION TYPE

     /  /  REGULAR - Contribution for tax year 19 _____ .
     /  /  CONVERSION - Represents a conversion from a Traditional IRA account.
     /  /  TRANSFER - Transfer from another Roth IRA account. Please complete Roth IRA Asset-Transfer Form.

4    FUND INVESTMENT

     Indicate Fund(s) and contribution amount(s).
     MAKE CHECK PAYABLE TO INVESCO TRUST COMPANY. Minimum purchase to open a Roth IRA is $250.

             Fund                         Amount of Investment   Class of Shares (check one)
/ / AIM Advisor Flex Fund                  $_________________    / / Class A                            / / Class C
/ / AIM Advisor International Value Fund   $________________     / / Class A                            / / Class C
/ / AIM Advisor Large Cap Value Fund       $________________     / / Class A                            / / Class C
/ / AIM Advisor MultiFlex Fund             $________________     / / Class A                            / / Class C
/ / AIM Advisor Real Estate Fund           $________________     / / Class A                            / / Class C
/ / AIM Aggressive Growth Fund             $________________     Fund currently closed to new investors
/ / AIM Balanced Fund                      $________________     / / Class A          / / Class B       / / Class C
/ / AIM Blue Chip Fund                     $________________     / / Class A          / / Class B       / / Class C

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/ / AIM Capital Development Fund           $________________     / / Class A          / / Class B       / / Class C
/ / AIM Charter Fund                       $________________     / / Class A          / / Class B       / / Class C
/ / AIM Constellation Fund                 $________________     / / Class A          / / Class B       / / Class C
/ / AIM Global Aggressive Growth Fund      $________________     / / Class A          / / Class B       / / Class C
/ / AIM Global Growth Fund                 $________________     / / Class A          / / Class B       / / Class C
/ / AIM Global Income Fund                 $________________     / / Class A          / / Class B       / / Class C
/ / AIM Global Utilities Fund              $________________     / / Class A          / / Class B       / / Class C
/ / AIM Growth Fund                        $________________     / / Class A          / / Class B       / / Class C
/ / AIM High Yield Fund                    $________________     / / Class A          / / Class B       / / Class C
/ / AIM Income Fund                        $________________     / / Class A          / / Class B       / / Class C
/ / AIM Intermediate Government Fund       $________________     / / Class A          / / Class B       / / Class C
/ / AIM International Equity Fund          $________________     / / Class A          / / Class B       / / Class C
/ / AIM Limited Maturity Treasury Fund     $________________     / / Class A          / / Class B       / / Class C
/ / AIM Money Market Fund                  $________________     / / Class A          / / Class B       / / Class C
                                                                 / / AIM Cash Reserve Shares
/ / AIM Value Fund                         $________________     / / Class A          / / Class B       / / Class C
/ / AIM Weingarten Fund                    $________________     / / Class A          / / Class B       / / Class C
                              Total        $________________


     If no class of shares is selected, Class A shares will be purchased, except in the case of AIM Money Market Fund, where AIM
     Cash Reserve Shares will be purchased. If you are funding your retirement account through a transfer, please indicate the contribution amounts both in this section and in Section 3 of the Asset-Transfer Form.


5    TELEPHONE EXCHANGE PRIVILEGE

     Unless indicated below, I authorize A I M Fund Services, Inc., to accept instructions from any person to exchange shares in my account(s) by telephone in accordance with the procedures and conditions set forth in the Fund's current prospectus.

     / / I DO NOT want the Telephone Exchange Privilege.

6    DOLLAR-COST AVERAGING PLAN (Must be under the same registration and class of shares with the exception of AIM Cash
     Reserve Shares of the AIM Money Market Fund, which may only be exchanged for Class A shares of another AIM fund.)

     I have at least $5,000 in shares in my __________________________  Fund, for which no certificates have been issued, and I would like to exchange:

     $ _________________   into the ______________________________  Fund,  Account #  ____________________________
          ($50 minimum)

     $__________________   into the ______________________________  Fund,  Account #  ____________________________
          ($50 minimum)

     $__________________   into the ______________________________  Fund,  Account #  ____________________________
          ($50 minimum)

     on a    / / monthly    / /  quarterly basis starting in the month of ________  on or near the / /  10th or  / / 25th of the month.


7    REDUCED SALES CHARGE (optional)

     RIGHT OF ACCUMULATION (This option is for Class A shares only.)
     I apply for Right of Accumulation reduced sales charges based on the following accounts in The AIM Family of Funds-Registered
     Trademark-:

     Fund(s)/ Account No.(s) _______________________  Social Security No.(s)_________________________________

                             _______________________                        __________________________________

                             _______________________                        __________________________________


     LETTER OF INTENT
     I agree to the Letter of Intent provisions in the Prospectus. I plan to invest during a 13-month period a dollar amount of at least:
     / /  $25,000   / /  $50,000   / / $100,000   / /  $250,000  / /  $500,000   / / $1,000,000

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8    BENEFICIARY INFORMATION

     I hereby designate the following beneficiary(ies) to receive the balance in my Roth IRA custodial account upon my death. To be effective, the designation of beneficiary and any subsequent change in designation of beneficiary must be filed with the
     Custodian prior to my death. The balance of my account shall be distributed in equal amounts to the beneficiary(ies) who survives me. If no beneficiary is designated or no designated beneficiary or contingent beneficiary survives me, the balance in my Roth IRA will be distributed to the legal representatives of my estate. This designation revokes any prior designations.
     I retain the right to revoke this designation at any time.

     I hereby certify that there is no legal impediment to the designation of this beneficiary.

     PRIMARY BENEFICIARY(IES)

     Name  _____________________________________________   __________ %     Relationship  _________________________

     Address   _____________________________________________________________________________________________________
                       Street                       City                State               ZIP Code

     Beneficiary's Social Security Number _________________________________  Birth Date    _____  /_____  /_____
                                                                                          Month    Day     Year

     Name__________________________________________________    _________ %   Relationship_________________________

     Address   ___________________________________________________________________________________________________
                       Street                       City                State               ZIP Code


     Beneficiary's Social Security Number______________________________________  Birth Date    _____  /_____  /_____
                                                                                               Month    Day     Year

     CONTINGENT BENEFICIARY
     In the event that I die and no primary beneficiary listed above is alive, distribute all Fund accounts in my Roth IRA to the following contingent beneficiary(ies) who survives me, in equal amounts unless otherwise indicated. If more than one, please attach a list.

     Name  _________________________________________________  _________ %   Relationship______________________________

     Address __________________________________________________________________________________________________________
                         Street                    City                     State                   ZIP Code

     Beneficiary's Social Security Number_______________________________________   Birth Date   _____  /_____  /_____
                                                                                               Month     Day     Year

9    SERVICE ASSISTANCE

     Our knowledgeable Client Service Representatives are available to assist you between 7:30 a.m. and 5:30 p.m. Central time at 800-959-4246.
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10   AUTHORIZATION AND SIGNATURE

     I hereby establish the A I M Distributors, Inc. Roth Individual Retirement Account (IRA) appointing INVESCO Trust Company as Custodian. I have received and read the current prospectus of the investment company(ies) selected in this agreement and have read and understand the Roth IRA custodial agreement and disclosure statement and consent to the custodial account fees as specified. I understand that a $10 annual Maintenance Fee will be deducted early in each December from my AIM Roth IRA.

          WITHHOLDING INFORMATION (SUBSTITUTE FORM W-9)
          Under the Interest and Dividend Tax Compliance Act of 1983, the Fund is required to have the following certification: Under the penalties of perjury I certify by signing this Application as provided below that:

          1. The number shown in Section 1 of this Application is my correct Social Security (or Tax Identification) Number, and

          2. I am not subject to backup withholding either because (a) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (b) the IRS has notified me that I am no longer subject to backup withholding. (This paragraph (2) does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement arrangement and payments other than interest and dividends.)

          YOU MUST CROSS OUT PARAGRAPH (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

          In addition, the Fund hereby incorporates by reference into this section of the Application either the IRS instructions for Form W-9 or the substance of those instructions--whichever is incorporated in the Prospectus.


     SIGNATURE PROVISIONS
     I, the undersigned Depositor, have read and understand the foregoing Application and the attached material included herein by reference. In addition, I certify that the information which I have provided and the information which is included within the Application and the attached material included herein by reference is accurate including but not limited to the representations contained in the Witholding Information section of this Application above. (The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.)

     Dated     _____  /_____  /_____


     Signature of Roth IRA Shareholder  ______________________________________

11   MAILING INSTRUCTIONS

     Make check payable to INVESCO Trust Company.
     Return Application to:


                    REGULAR MAIL          OR       OVERNIGHT DELIVERIES ONLY
                AIM Fund Services, Inc.          AIM Fund Services, Inc.
                P.O. Box 4739                    11 Greenway Plaza, Suite 763
                Houston, TX  77210-4739          Houston, TX  77046

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                                          [AIM LOGO APPEARS HERE]

ROTH IRA ASSET-TRANSFER FORM
USE THIS FORM ONLY WHEN TRANSFERRING ASSETS FROM AN EXISTING ROTH IRA TO AN AIM ROTH IRA.
THIS FORM IS NOT TO BE USED FOR CONVERSIONS.

Note: Use this form ONLY if you want AIM to request the money directly from another custodian.
Complete Sections 1-5.

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If you do not already have an AIM Roth IRA, you must also submit an AIM Roth IRA Application. AIM will arrange the transfer for you.

1    INVESTOR INFORMATION  (Please print or type.)

     Name_________________________________________________________________________________________________________________________
                          First Name                         Middle                         Last Name

     Address______________________________________________________________________________________________________________________
                                                                            Street

     _____________________________________________________________________________________________________________________________
                            City                                                     State                        Zip Code

     Social Security Number______________________________________________________________________ Birth Date _____  /_____  /_____
                                                                                                             Month    Day    Year

     Home Telephone (_____)______________________________________________________  Work Telephone(_____)__________________________

2    CURRENT TRUSTEE/CUSTODIAN

     Name of Resigning Trustee/Custodian__________________________________________________________________________________________

     Account Number of Resigning Trustee/Custodian   _____________________________________________________________________________

     Address of Resigning Trustee/Custodian_______________________________________________________________________________________
                                                     Street

     _____________________________________________________________________________________________________________________________
                            City                                            State                                 Zip Code

     Attention _______________________________________________________   Telephone________________________________________________


3    ROTH IRA ACCOUNT INFORMATION

     Please deposit proceeds in my    /  /  New AIM Roth IRA*  / /  Existing AIM Roth IRA Account Number _________________________

     INVESTMENT ALLOCATION:

     Fund Name   ____________________________________________________   Class __________________________  % ______________________
     Fund Name   ____________________________________________________   Class __________________________  % ______________________
     Fund Name   ____________________________________________________   Class __________________________  % ______________________

     *If this is a new AIM Roth IRA account, you must attach a completed AIM Roth IRA Application. If no class of shares is selected, Class A shares will be purchased with the exception of the AIM Money Market Fund, where AIM Cash Reserve Shares will be purchased.


4    TRANSFER INSTRUCTIONS TO RESIGNING TRUSTEE OR CUSTODIAN

     OPTION 1: Please liquidate from my Roth IRA account listed in Section 2 and transfer the amount indicated below to my Roth IRA with INVESCO Trust Company.
     Amount to liquidate:  / /  All    / /  Partial amount of $_______________
     When to liquidate: / /  Immediately  / /  At maturity  _____/_____  /_____
     OPTION 2: (If the account listed in Section 2 contains shares of an AIM Fund, you may choose to transfer them "in kind.")
     Please deposit "in kind" the shares of the AIM Fund held in my account to INVESCO Trust Company. NOTE: ONLY AIM FAMILY OF FUND
     SHARES MAY BE TRANSFERRED IN KIND. TO TRANSFER ALL OTHER ASSETS, THEY MUST BE LIQUIDATED.
     Amount to transfer "in kind" immediately: / / All / / Partial amount of shares_____________

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 5   AUTHORIZATION AND SIGNATURE

     I have established a Roth Individual Retirement Account with the AIM Funds and have appointed INVESCO Trust Company as the successor Custodian. Please accept this as your authorization and instruction to liquidate or transfer in kind the assets noted above, which your company holds for me.

     Your Signature ___________________________________________________________________________________ Date _____  /_____  /_____

     Note: Your resigning trustee or custodian may require your signature to be guaranteed. Call that institution for requirements.

     Name of Bank or Brokerage Firm ______________________________________________________________________________________________

     Signature Guaranteed by _____________________________________________________________________________________________________
                                                                          (Name and title)

REMAINDER OF FORM TO BE COMPLETED BY AIM

6    CUSTODIAN ACCEPTANCE

     This is to advise you that INVESCO Trust Company, as custodian, will accept the account identified above for:

     Depositor's Name ____________________________________________________________________   Account Number ______________________

     This transfer of assets is to be executed from fiduciary to fiduciary and will not place the participant in actual receipt of all or any of the plan assets. No federal income tax is to be withheld from this transfer of assets.

     Authorized Signature  /s/ illegible                                                        Mailing Date _____  /_____  /_____
                           -------------------------------------------------------------------
                                                  (INVESCO Trust Company)

 7   INSTRUCTIONS TO RESIGNING TRUSTEE OR CUSTODIAN

     Please attach a copy of this form to the check. Return this completed form and completed Roth IRA application to:
     INVESCO Trust Company, c/o A I M Fund Services, Inc., P.O. Box 4739, Houston, TX  77210-4739.

     Make check payable to INVESCO Trust Company.

     Indicate the AIM account number and the Social Security number of the Roth IRA holder on all documents.
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[AIM LOGO APPEARS HERE]

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Form   5305-RA                            ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT                   Do not file
(January 1998)                           (Under Section 408A of the Internal Revenue Code)            with the Internal
Department of the Treasury                                                                            Revenue Service
Internal Revenue Services
--------------------------------------------------------------------------------------------------------------------------
Name of depositor                              Date of birth of depositor                     Social security number

--------------------------------------------------------------------------------------------------------------------------
Address of depositor                                                                    Check if Roth Conversion IRA /  /
                                                                                        Check if Amendment           /  /
---------------------------------------------------------------------------------------------------------------------------
Name of Custodian                                                       Address or principal place of business or custodian


---------------------------------------------------------------------------------------------------------------------------
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     The depositor whose name appears above is establishing a Roth individual retirement account (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.
     The custodian named above has given the depositor the disclosure statement required under Regulations section 1.408-6.
     The depositor assigned the custodial account  $........................
     The depositor and the custodian make the following agreement:
--------------------------------------------------------------------------------

                                      ARTICLE I
     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.
     2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                      ARTICLE II
     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000; and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                     ARTICLE III
     The depositor's interest in the balance in the custodial account is nonforfeitable.
                                      ARTICLE IV
     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund
(within the meaning of section 408(a)(5)).
     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                      ARTICLE V
     1. If the depositor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor or, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either:
     (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or
     (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the following the year of the depositor's death.
     If distributions do not begin by the date described in (b), distribution method (a) will apply.
     2. In case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.
     3. If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                      ARTICLE VI
     1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under sections 408(I) and 408A(d)(3)(E). Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.
     2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

                                    ARTICLE VII
     Notwithstanding any other articles which may be added or Incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

                                    ARTICLE VIII
     This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

--------------------------------------------------------------------------------
17                         Cat No. 25094Y                    Form 5305-RA (1-98)
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ARTICLE IX
     The following information is applicable to Roth IRAs, not Traditional IRAs. The rules regarding Roth IRAs are new. Congress and the Internal Revenue Service are refining the rules, so the following rules and/or their interpretation are subject to change.
     1. PURSUANT TO THE TERMS of this A I M Distributors, Inc. Individual Retirement Custodial Account Agreement and the related Roth IRA Application (referred to herein as the "Roth IRA Adoption Agreement"), the Depositor directs the Custodian to invest all custodial account funds after deductions for sales charges and Custodian fees, in shares issued by the investment company or companies selected by the Depositor on the Roth IRA Adoption Agreement, until the Depositor hereafter gives the Custodian contrary instructions pursuant to
Article XIII below. The investment companies from which the Depositor may select are enumerated on the applicable list prepared by A I M Distributors, Inc. (the "Distributor"), a copy of which accompanies the Adoption Agreement. Such investment companies are part of "The AIM Family of Funds-Registered Trademark-," which are managed or advised by subsidiaries of A I M Management Group Inc. and any such investment company will hereafter be referred to as "Investment Company."
     2.   (i) ANNUAL CASH CONTRIBUTIONS:
     The Depositor may make annual cash contributions to the account within the limits specified in Article I. All contributions shall be hand delivered or mailed to the Custodian by the Depositor, with an indication of the taxable year to which such contribution relates.
          (ii) ROLLOVER CONTRIBUTIONS:
     In addition to any annual contributions referred to in Paragraph (i) above, but subject to this Paragraph (ii), the Depositor may contribute to the account, at any time, a rollover contribution of such cash or other property as shall constitute a rollover amount or contribution under section 402(c), 403(a)(4), 403(b)(8), 408(d)(3) or 408A(e) of the Code. The Depositor shall be responsible for determining whether a rollover to a Roth IRA is permissible under the Internal Revenues Code, and the timeliness of any rollover. The Custodian will accept for the account all rollover contributions which consist of cash, and it may, but shall be under no obligation to, accept any other rollover contribution. In the case of rollover contributions composed of assets other than cash, the prospective Depositor shall provide the Custodian with a description of such assets and such other information as the Custodian may reasonably require. The Custodian may accept all or any part of such a rollover contribution if it determines that the assets of which such contribution consists are either in a medium proper for investment hereunder or that the assets can be promptly liquidated for cash. The Custodian may reject any rollover contribution.
     The Depositor warrants that any rollover contribution to the account consists of cash, the same property received in the distribution or, in the case of amounts distributed to the Depositor from a qualified employer's plan or annuity, the proceeds from the sale of the same property received in the distribution.
     3. THE DEPOSITOR SHALL BE FULLY AND SOLELY RESPONSIBLE for all taxes, interest and penalties which might accrue or be assessed by reason of any excess or impermissible deposit, and interest, if any, earned thereon. Any contributions made by or on behalf of the Depositor in respect of a taxable year of the Depositor shall be made by or on behalf of the Depositor to the Custodian for deposit in the custodial account within the time period for claiming any income tax deduction for such taxable year. It shall be the sole responsibility of the Depositor to determine the amount of the contributions made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution hereunder.

ARTICLE X
     1. THE CUSTODIAN SHALL from time to time, subject to the provisions of Articles IV and V, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. A declaration of the Depositor's intention as to the disposition of an amount distributed pursuant to Article V hereof shall be in writing and given to the Custodian. The Custodian shall have no liability with respect to any contribution to the custodial account, any investment of assets in the custodial account or any distribution therefrom pursuant to instructions received from the Depositor or pursuant to this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.
     2. THE DEPOSITOR SHALL BE fully and solely responsible for all taxes and penalties which might accrue or be assessed for having failed to make the annual minimum withdrawal required in any year.

ARTICLE XI
     A Depositor shall have the right to designate a beneficiary or beneficiaries to receive any amounts remaining in his account in the event of his death. Any prior beneficiary designation may be changed or revoked at any time by a Depositor by written designation signed by the Depositor on a form acceptable to, and filed with, the Custodian; provided, however, that such designation, or change or revocation of a prior designation shall not become effective until it has been received by the Custodian, nor shall it be effective unless received by the Custodian no later than thirty days before the death of the Depositor, and provided further that the last such designation of beneficiary or change or revocation of beneficiary executed by the Depositor, if received by the Custodian within the time specified, shall control. Unless otherwise provided in the beneficiary designation, amounts payable by reason of the Depositor's death will be paid in equal shares only to the primary beneficiary or beneficiaries who survive the Depositor, or, if no primary beneficiary survives the Depositor, to the contingent beneficiary or beneficiaries who survive the Depositor. If the Depositor had not, by the date of his death, properly designated a beneficiary in accordance with the preceding sentences, or if no designated beneficiary survives the Depositor, then the Depositor's beneficiary shall be the Depositor's estate.

ARTICLE XII
     1. ANY ADMINISTRATIVE OR OTHER FEES of the Custodian and its agents for performing duties pursuant to this Agreement shall be in such amount as shall be established from time to time. The Depositor agrees to pay the Custodian the fees specified in its current fee schedule and authorizes the Custodian to charge the Depositor's custodian account for the amount of such fees.
     2. UPON 30 DAYS' PRIOR WRITTEN NOTICE, the Custodian may substitute a new fee schedule. The Custodian's fees, any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect of such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, may be charged to the custodial account with the right to liquidate Investment Company shares for this purpose, or at the Custodian's option, shall be billed to the Depositor directly.

ARTICLE XIII
     1. THIS AGREEMENT SHALL take effect only when accepted and signed by the Custodian. As directed, the Custodian shall then open and maintain a separate custodial account for Depositor and invest the initial contribution hereunder in shares of the Investment Company. Where the Roth IRA Adoption Agreement is checked for spousal accounts, separate custodial accounts will be opened and maintained in each spouse's name. The amounts specified in the Roth IRA Adoption Agreement shall be credited to each spouse's separate custodial account except that no more than $2,000 shall be credited to either custodial account.
     2. THE CUSTODIAN SHALL invest subsequent contributions as directed. If any such written instructions are not received as required however, or if received, are in the opinion of the Custodian unclear, or if the accompanying contribution exceeds $2,000 for the Depositor and/or $2,000 for the Depositor's spouse, the Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation, and without liability for interest, pending receipt of written instructions or clarification.
     3. ALL DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS, less charges, received on Investment Company shares held in the custodial account shall (unless received in additional such shares) be reinvested in shares of the Investment Company, which shall be credited to the custodial account. If any distribution on such shares may be received at the election of the Depositor in additional such shares or in cash or other property, the Custodian shall elect to receive it in additional Investment Company shares.
     4. ALL INVESTMENT COMPANY SHARES ACQUIRED by the Custodian hereunder shall be registered in the name of the Custodian (with or without identifying the Depositor) or of its nominees. The Custodian shall deliver, or cause to be executed and delivered, to the Depositor all notices, prospectuses, financial statements, proxies and proxy solicitation materials relating to such Investment Company shares held in the custodial account. The Custodian shall not vote any Investment Company shares except in accordance with the written instructions received from the Depositor.

ARTICLE XIV
     1. THE CUSTODIAN SHALL keep adequate records of transactions it is required to perform hereunder. Not later than six months after the close of each calendar year or after the Custodian's registration or removal pursuant to Article XV below, the Custodian shall render to the Depositor or the Depositor's legal representative a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the custodial account at the close of the period. Sixty days after rendering such report(s), the Custodian shall (to the extent permitted by law) be forever released and discharged from all liability and accountability to anyone with respect to its acts and transactions shown in or reflected by such report(s), except with respect to those as to which the Depositor or the Depositor's legal representative shall have filed written objections with the Custodian within the latter such sixty-day period.
     2. THE CUSTODIAN SHALL receive and invest contributions as directed by the Depositor, hold and distribute such investments, and keep adequate records and reports thereon, all in accordance with this Agreement. The parties do not intend to confer any other fiduciary duties of the Custodian, and none shall be implied. The Custodian shall not be liable (and assumes no responsibility) for the

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

collection of contributions, the deductibility or propriety of any contribution under this Agreement, or the purposes or propriety of any distribution from the account, which matters are the responsibility of the Depositor or the Depositor's legal representative.
     3. THE DEPOSITOR, to the extent permitted by law, shall always fully indemnify the Custodian and save it harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which it contemplates, except that which arises due to the Custodian's negligence and willful misconduct. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and Depositor or said legal representative, and unless fully indemnified for so doing to the Custodian's satisfaction.
     4. THE CUSTODIAN MAY conclusively rely upon and shall be protected in acting upon any written order from the Depositor or the Depositor's legal representative or any other notice, request, consent, certificate or other instruments or paper believed by it to be genuine and to have been properly executed, and as long as it acts in good faith in taking or omitting to take any other action in reliance thereon.

ARTICLE XV
     1. THE CUSTODIAN MAY resign at any time upon 30 days' notice in writing to the Depositor, and may be removed by the Depositor at any time upon thirty days' notice in writing to the Custodian. Upon such resignation or removal, the Depositor shall appoint a successor custodian to serve under this Agreement. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer to such successor the assets of the custodial account and all necessary records (or copies thereof) pertaining thereto, provided that (at the Custodian's request) any successor custodian shall agree not to dispose of any such records without the Custodian's consent. The Custodian is authorized, however, to reserve such assets as it may deem advisable for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.
     2. THE CUSTODIAN SHALL NOT be liable for the acts or omissions of such successor custodian.
     3. THE CUSTODIAN, AND EVERY SUCCESSOR CUSTODIAN appointed to serve under this Agreement, must be a bank (as defined in Section 408(n) of the Code) or such other person who qualifies with the Internal Revenue Service to serve in the manner prescribed by Code section 408(a)(2) and satisfies the Custodian, upon request, as to such qualification.
     4. AFTER THE CUSTODIAN HAS transferred the custodial account assets (including any reserve balance as contemplated above) to the successor custodian, the Custodian shall be relieved of all further liability with respect to this Agreement, the custodial account and the assets thereof.

ARTICLE XVI
     1. THE CUSTODIAN SHALL terminate the custodial account and pay the proceeds of the account to the depositor if within 30 days after the resignation or removal of the Custodian pursuant to Article XV above, the Depositor has not appointed a successor custodian which has accepted such appointment unless within that time the Distributor appoints such successor and gives written notice thereof to the Depositor and the Custodian. The Distributor shall have the right, but not the duty, to appoint such a successor. Termination of the custodial account shall be effected by distributing all of the assets therein in cash or in kind to the Depositor in a lump sum, subject to the Custodian's right to reserve funds as provided in said Article XV.
     2. UPON TERMINATION of the custodial account in any manner provided for in this Article XVI, this Agreement shall terminate and have no further force and effect, and the Custodian shall be relieved from all further liability with respect to this Agreement, the custodial account and all assets thereof so distributed.

ARTICLE XVII
     1. ANY NOTICE FROM THE CUSTODIAN TO THE DEPOSITOR provided for in this Agreement shall be effective when mailed if sent by first class mail to the Depositor at the Depositor's last known address as shown on the Custodian's records. Any notice required or permitted to be given to the Custodian, shall become effective upon actual receipt by the Custodian at such address as the Custodian shall provide the Depositor from time to time in writing.
     2. THIS AGREEMENT IS accepted by the Custodian and shall be construed and administered in accordance with the laws of the State of Colorado. The Custodian and the Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this custodial account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the custodial account shall be in the State of Colorado.
     3. THIS AGREEMENT IS intended to qualify under section 408A of the Code as a Roth IRA and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

     4. ALL PROVISIONS IN THIS AGREEMENT ARE subject to the Code and to regulations promulgated thereunder. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
     5. THE CUSTODIAN SHALL have no duties whatsoever except such duties as it specifically agrees to in writing, and no implied covenants or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct.
     6. NO INTEREST, RIGHT OR CLAIM IN OR TO ANY PART of the custodial account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, communication, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except as required by law.
     7. THE DEPOSITOR HEREBY DELEGATES to the Custodian the power to amend this Agreement from time to time as it deems appropriate, and hereby consents to all such amendments, provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations promulgated thereunder. All such amendments shall be effective as of the date specified in a written notice of amendment which will be sent to the Depositor.

INSTRUCTIONS
(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM
     This model custodial account agreement may be used by an individual who wishes to adopt a Roth IRA under section 408A. When fully executed by the Depositor and the Custodian not later than the time prescribed by law for filing the Federal income tax return for the Depositor's tax year (not including any extensions thereof), a Depositor will have a Roth IRA custodial account which meets the requirements of section 408A. This account must be created in the United States for the exclusive benefit of the Depositor or his/her beneficiaries.

DEFINITIONS
     CUSTODIAN. The Custodian must be a bank or savings and loan association, as defined in section 408(n), or other person who has the approval of the Internal Revenue Service to act as custodian.
     DEPOSITOR. The Depositor is the person who establishes the custodial account.

ROTH IRA FOR NONWORKING SPOUSES
     Contributions to a Roth IRA custodial account for a non-working spouse must be made to a separate Roth IRA custodial account established by the nonworking spouse.
     This form may be used to establish the Roth IRA custodial account for the nonworking spouse.
     An individual's social security number will serve as the identification number of his or her individual retirement account.
     For more information, obtain a copy of the required disclosure statement from your custodian or get Publication 590, Individual Retirement Arrangements
(IRAs).

SPECIFIC INSTRUCTIONS
     ARTICLE IV -- Distribution made under this Article may be made in a single sum, periodic payment, or a combination of both.

     ARTICLE IX -- This article and any that follow it may incorporate additional provisions that are agreed upon by the Depositor and the Custodian to complete the agreement. These may include, for example: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.
     Note: This form may be reproduced and reduced in size for adoption to passbook or card purposes.

THE AIM FAMILY OF FUNDS-Registered Trademark-
ROTH IRA CUSTODIAL ACCOUNT DISCLOSURE STATEMENT
     Under applicable federal regulations, a custodian of a Roth IRA account is required to furnish each depositor who has established or is establishing a Roth IRA account with a statement which discloses certain information regarding the account. INVESCO Trust Company (hereinafter referred to as the "Custodian") is providing this Disclosure Statement to you in accordance with that requirement, and this Disclosure Statement contains general information about the The AIM

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Family of Funds-Registered Trademark- Roth IRA Custodial Account (hereinafter referred to as "Roth IRA"). This Disclosure Statement should be reviewed in conjunction with both the Roth Individual Retirement Custodial Account agreement (Form 5305 and any attachments thereto, hereinafter referred to as the "Custodial Agreement") and the Adoption Agreement for your Roth IRA. You should review this Disclosure Statement and the Roth IRA documents with your attorney or tax advisor. The Custodian cannot give tax advice or determine whether or not the Roth IRA is appropriate for you.

The following information is applicable to Roth IRAs, not Traditional IRAs. The rules regarding Roth IRAs are new. Congress and the Internal Revenue Service are refining the rules, so the following rules and/or their interpretation are subject to change.

A. SEVEN DAY RIGHT TO REVOKE YOUR ROTH IRA.
     You may revoke your Roth IRA at any time within 7 business days after the date the Roth IRA is established, by giving proper notice. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check with which you opened your Roth IRA. Written notice must be hand delivered or sent by first class mail, in which case, the revocation will be effective as of the date the notice is postmarked (or if sent by certified or registered mail, the date of certification or registration). Notice of revocation should be made to: A I M Distributors, Inc., Eleven Greenway Plaza, Suite 763, P.O. Box 4739, Houston, Texas 77210-4739, Attention:
Shareholder Services Department, area code (800) 959-4246. If you revoke your Roth IRA, you are entitled to a refund of your entire contribution to the Roth IRA, without adjustment for such items as sales commissions, administrative expenses or fluctuation in market value. If you do not revoke within 7 business days after the establishment of the Roth IRA, you will be deemed to have accepted the terms and conditions of the Roth IRA and cannot later revoke the Roth IRA without certain potential penalties.

B. STATUTORY REQUIREMENTS.
     A Roth IRA is a trust or custodial account created or organized in the United States for your exclusive benefit or that of your beneficiaries. It must be created by a written governing instrument that meets the following requirements:
     (1) THE TRUSTEE OR CUSTODIAN MUST BE A BANK, federally insured credit union, savings and loan association or another person eligible to act as trustee or custodian;
     (2) EXCEPT FOR ROLLOVER CONTRIBUTIONS (as described in Part F below), no contribution will be accepted unless it is in cash or cash equivalent, including, but not by way of limitation, personal checks, cashier's checks, and wire transfers;
     (3) EXCEPT FOR ROLLOVERS contributions of more than $2,000 for any tax year may not be made;
     (4) YOU WILL HAVE A NONFORFEITABLE INTEREST IN THE ACCOUNT;
     (5) NO PART OF THE TRUST OR CUSTODIAL FUNDS will be invested in life insurance contracts, nor may the assets be commingled with other property except in a common trust fund or common investment fund. Furthermore, as provided in section 408(m) of the Internal Revenue Code of 1986, as amended
(the "Code"), your Roth IRA may not be invested in "collectibles," such as art works, antiques, metals, gems, stamps, coins (with an exception for certain U.S.-minted gold and silver coins and certain bullion), and certain other types of tangible personal property. An investment in a collectible would be treated as a distribution from your Roth IRA which would be includible in your gross income, and, if you had not attained the age of 59
1/2, the distribution would also be subject to the premature distribution penalty as discussed in Part E(5) below;
      (6) UNLIKE A TRADITIONAL IRA, YOUR INTEREST IN YOUR ROTH IRA IS NOT REQUIRED TO BE DISTRIBUTED WHEN YOU REACH AGE 70 1/2.

C. INVESTMENT OF YOUR ROTH IRA.
     Under the terms of the Custodial Agreement, your contributions will be invested by the Custodian in full and fractional shares of the investment company or companies that you select. As provided in the Custodial Agreement, you may only invest your Roth IRA Funds in shares of investment companies which are part of "The AIM Family of Funds-Registered Trademark-," which are managed or advised by subsidiaries of A I M Management Group Inc. You will be provided with a list of the investment companies from which you may choose to invest. Subject to the foregoing and to any additional restrictions described in the Custodial Agreement, you have complete control over the investment of your Roth IRA Funds. The Custodian will not provide any form of investment advice or make investment recommendations of any type, so you will make all investment decisions on the basis of information you obtain from other sources. When you make a decision on how you wish to invest Funds held in your Roth IRA, you should provide the Custodian with specific instructions, detailing your investment decision so that the Custodian can effectuate such investments as provided in your Roth IRA Custodial Agreement. If you fail to direct the Custodian as to the Investment of all or any portion of your Roth IRA account, the Custodian shall hold such uninvested amount in your account and shall incur no liability for interest or earnings thereon. All dividends and capital gain distributions received on shares of an investment company held in your Roth IRA will be reinvested in shares of that investment company, if available, which shall be credited to the Custodian account. Detailed information about the shares of the AIM fund(s) you select must be furnished to you in the form of prospectuses governed by rules of the Securities and Exchange Commission.

D. LIMITATIONS AND RESTRICTIONS ON ROTH IRA CONTRIBUTIONS AND DEDUCTIONS. Except in the case of rollover contributions (see Part F below), generally you may contribute up to the lesser of $2,000 or 100% of your compensation (earned income) to your Roth IRA for any taxable year. A non-working spouse may contribute up to $2,000 to a separate Roth IRA.
     Contributions to a Roth IRA are nondeductible, but earnings on a Roth IRA generally are not subject to federal income tax. The $2,000 individual Roth IRA limit is reduced by any deductible or nondeductible contributions you make to a Traditional IRA. You should consult your tax advisor to determine the specific application of such rules to your Roth IRA contributions for any particular taxable year.
     Contributions to a Roth IRA are not deductible, but earnings on a Roth
IRA generally are not subject to federal income tax if they are distributed after the account has been in existence for five years and the distribution is made on account of death, disability, after age 59 1/2, or for certain qualifying events. The $2,000 maximum contribution to a Roth IRA is reduced for taxpayers whose income exceeds $95,000 (single filer) or $150,000 (joint filers) and is phased-out entirely for taxpayers whose income exceeds
$110,000 (single) or $160,000 (joint).

E. FEDERAL INCOME TAX STATUS OF THE ROTH IRA AND CERTAIN DISTRIBUTIONS.
     (1) IN GENERAL. Except as described below, your Roth IRA and earnings thereon are exempt from federal income tax at least until distributions are made from the Roth IRA.
     (2) TAX TREATMENT OF DISTRIBUTIONS FROM A ROTH IRA. Contributions to a Roth IRA are not tax-deductible, but distributions may be received tax-free under certain circumstances. After a Roth IRA account has been maintained for at least five years (whether or not contributions were made for all years), investment earnings may be withdrawn without being subject to federal income tax if the distribution is made after age 59 1/2, in the case of death or disability, or for a first home purchase. A withdrawal for a first home purchase is limited to $10,000 and is available to a person who has not had an ownership interest in a principal residence during the two years ending on the date of purchase. The dollar amount of contributions (but not earnings) to a Roth IRA may be withdrawn without penalty at any time.
     (3) EXCESS CONTRIBUTIONS. If contributions to your Roth IRA are in excess of the limits stated in Part D above, you will be assessed a 6% nondeductible excise tax on such excess amounts. This tax is payable for each year the excess is permitted to remain in your Roth IRA. However, if the excess contribution and all earnings thereon are returned before the due date for filing your income tax return for the year in which the excess contribution was made, the 6% excise tax will not be assessed. The earnings on such excess contributions that are returned to you will be taxable as ordinary income and will be deemed to have been earned and taxable in the tax year during which the excess contribution was made. In addition, if you are not disabled or have not reached age 59 1/2, the earnings will be subject to the 10% premature withdrawal penalty discussed below. The 6% excess contribution tax may be eliminated for future tax years by withdrawing the excess contribution from your Roth IRA before the due date for filing your tax return for that year or by under-contributing for a subsequent year by an amount equal to the excess contribution. If the total contributions for the year to your Roth IRA are $2,000 or less, you may withdraw any excess contributions after the due date for filing your tax return, including extensions, and not include the amount withdrawn in your gross income. It is not necessary to withdraw the interest or other income earned on the excess. You will have to pay the 6% tax on the excess amount for each year the excess contribution was in the Roth IRA.
     If less than the maximum amount of contributions has been made in years before the year you make an excess contribution, the prior year's difference may not be used to reduce the excess contribution. Qualified rollover contributions, as described in Part F below, are not considered excess contributions.
     (4) PREMATURE DISTRIBUTIONS. In addition to any regular income tax that may be payable, distributions from your Roth IRA that occur before you reach age 59 1/2 (except in the event of disability, death, rollover, or as a qualifying distribution), will be assessed a 10% additional income tax on the amount distributed which is includible in your gross income. However, the additional 10% income tax will not be imposed if the distribution is one of a scheduled series of level payments to be made over your life or life expectancy or over the joint lives or joint life expectancies of you and your beneficiary. Amounts treated as distributions from the Roth IRA because of pledging the Roth IRA as described below, or prohibited transactions as described below, will also be considered premature distributions if they occur before you reach age 59 1/2 (assuming you are not disabled).
     (5) PLEDGING THE ROTH IRA. If you pledge your Roth IRA as security for a

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

loan, the portion so pledged is treated as being distributed to you in that year. In addition to any regular income tax that may be payable on the distribution, the premature distribution penalty as discussed above may also be applicable.
     (6) PROHIBITED TRANSACTIONS. If you or your beneficiary engages in a prohibited transaction, as described in section 4975 of the Code with respect to your Roth IRA, your Roth IRA will lose its exemption from tax and you must include the fair market value of your Roth IRA in your gross income for the year during which the prohibited transaction occurred. In addition to any regular income tax that may be payable, the premature distribution penalty as discussed above may also be applicable.
     (7) ESTATE AND GIFT TAX STATUS OF DISTRIBUTIONS. You should consult your tax advisor with respect to the application of community property laws on estate and gift tax issues relating to your Roth IRA.
     (8) FEDERAL INCOME TAX WITHHOLDING. The taxable portion of distributions from your Roth IRA, if any, is subject to federal income tax withholding unless you elect not to have withholding applied. If you elect not to have withholding applied to taxable distributions from your IRA, or if insufficient federal income tax is withheld from any distribution, you may be responsible for payment of estimated taxes, as well as for penalties under the estimated tax rules, if withholding and estimated tax payments were not sufficient. Additional information regarding withholding and the necessary election forms will be provided no later than at the time a distribution is requested.

F. ROLLOVER CONTRIBUTIONS.
     A rollover is a contribution of cash or other assets from one retirement program to another. There are two kinds of rollover contributions to an IRA.
In one, you contribute amounts distributed to you from one IRA to another IRA. With the other type, you contribute amounts distributed to you from your employer's qualified plan or 403(b) plan to an IRA. A rollover is an allowable IRA contribution which is not subject to the limits on regular contributions discussed in Part D above. However, you may not deduct a rollover contribution to your IRA on your tax return.
     If you receive a distribution from the qualified plan of your employer or former employer, the distribution must be an "eligible rollover distribution" in order for you to be able to roll all or part of the distribution over to your IRA. Your employer or former employer will give you the opportunity to roll over the distribution directly from the plan to the IRA. If you elect, instead, to receive the distribution, you must deposit it into the IRA within 60 days after you receive it.
     An "eligible rollover distribution" is any distribution from a qualified plan that would be taxable other than (1) a distribution that is one of a series of periodic payments for an employee's life or over a period of 10 years or more, (2) a required distribution after you attain age 70 1/2 and (3) certain corrective distributions.
     The proceeds of a Roth IRA may be rolled over only to another Roth IRA. A Roth IRA may accept the proceeds of a tax-qualified plan or a traditional IRA, but any taxable portion of such a rollover shall be subject to federal income tax. Similarly, a Traditional IRA may be redesignated as a Roth IRA, with the taxable portion of the converted IRA being subject to federal income tax at the time of conversion. In the case of such a rollover or conversion during 1998, the amount required to be included in income shall be spread ratably over four years.

G. AMENDMENTS.
     The Custodian of your Roth IRA may amend the agreements establishing your Roth IRA at any time. The Custodian will comply with the amendment procedures set forth in your Custodial Agreement.

H. FINANCIAL DISCLOSURE.
     Because the value of assets held in your Roth IRA is subject to market fluctuation, the value of your Roth IRA can neither be guaranteed nor projected. There is no assurance of growth in the value of your Roth IRA or guarantee of investment results. You will, however, be provided with periodic statements of your Roth IRA, including current market values of investments.
     Certain fees will be charged by the Custodian in connection with your Roth IRA. Such fees are disclosed on the Custodian's fee schedule, a copy of which has been provided to you. Upon thirty days' prior written notice, the Custodian may substitute a new fee schedule. Any fees or other expenses incurred in connection with your Roth IRA will be deducted from your Roth IRA (with liquidation of Fund Shares, if necessary), or at the Custodian's option, such fees or expenses may be billed to you directly.
     For its services to the various funds, in The AIM Family of Funds-Registered Trademark-, INVESCO Trust Company receives a custodian fee. This fee is in addition to fees it receives for acting as Custodian under the Roth IRA. INVESCO Trust Company and A I M Distributors, Inc., also will receive additional fees for performing specific services with respect to the various funds in the AIM Family of Funds. Any such fees will be fully disclosed to you. Potential investors should obtain a copy of the current Prospectus relating to the fund(s) selected for investment prior to making an investment. Also, copies of the Statement of Additional Information relating to such fund(s) will be provided upon your request to A I M Distributors, Inc.

I. MISCELLANEOUS.
     Each year you will be provided a statement(s) of account which will give the amount of contributions to the Roth IRA, the year to which each contribution relates, and the total value of the Roth IRA as of the end of the year. Information relating to contributions and distributions must be reported annually to the Internal Revenue Service and to you. You must also file Form 5329 (Return for Individual Retirement Savings Arrangement) with the Internal Revenue Service for each taxable year during which you are assessed any penalty or tax as discussed in Part E above.
     Further information about Roth IRAs can be obtained from any district office of the Internal Revenue Service or from the Custodian.
     All provisions in this Disclosure Statement are subject to the Code and to the regulations promulgated thereunder. This Disclosure Statement constitutes a nontechnical restatement and summary of certain provisions of the Code which may affect your Roth IRA. This is not a legal document. Your legal rights and obligations are governed by the federal tax laws and regulations and your Custodial Agreement and Adoption Agreement with the Custodian.

The Depositor has assigned the Roth IRA custodial account ______ dollars ($______) in cash.

The Depositor has assigned the Roth IRA custodial account ______ dollars ($______) in cash.


__________________________________________________________________________
Depositor's signature                                                 Date


__________________________________________________________________________
Custodian's signature                                                 Date



__________________________________________________________________________
Witness


(Use only if signature of the Depositor or the Custodian is required to be witnessed.)

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